                                                                    EXHIBIT 10.4


                              THIRD LEASE AMENDMENT

         THIS THIRD LEASE AMENDMENT (the "Amendment") is executed this 23rd day of August, 2000, by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and VASCULAR SOLUTIONS, INC., a Minnesota corporation ("Tenant").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

         WHEREAS, Massachusetts Mutual Life Insurance Company, as predecessor in interest to Landlord (formerly known as Duke Realty Limited Partnership), and Tenant entered into a certain lease dated February 11, 1998 as amended June 9, 1999 and October 24, 1999 (collectively the "Lease"), whereby Tenant leased from Landlord certain premises consisting of approximately 16,743 rentable square feet of space (the "Original Premises")and approximately 7,248 rentable square feet of space (the "Additional Space") for a total of approximately 23,991 rentable square feet located in an office/warehouse building commonly known as Plymouth Office/Tech Center, 2495 Xenium Lane North, Plymouth, Minnesota 55441;

         WHEREAS, Landlord and Tenant desire to expand the Original Premises and Additional Space by approximately 4,833 rentable square feet (the "Second Additional Space"). Collectively, the Original Premises, Additional Space and Second Additional Space shall hereinafter be referred to as the "Premises"; and

         WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

         1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

         2. Amendment of Cover Page to Lease. Commencing September 1, 2000, the cover page of the Lease is hereby amended as follows:

         Occupancy:        Reference to Base Rent "at the rate of $7,936.64 per
                           month" is deleted and replaced with "at the rate identified in Third Amended Exhibit F".

         Base Rent: See Third Amended Exhibit F, payable in advance on or before the 1st day of each month during the Lease Term at NW 7210, P.O. Box 1450, Minneapolis, Minnesota 55485-7210, or such other place as Landlord may from time to time designate in writing.

         Premises:         The space cross-hatched on Second Amended Exhibit B
                           attached hereto (the "Premises") consisting of approximately 28,824 rentable square feet in the building (the "Building") constructed on the tract of land (the "Land") located in the City of Plymouth, County of Hennepin, State of Minnesota (the "Land").

         3. Amendment of Section 2. Acceptance of Premises. Section 2 of the Lease is hereby amended by adding the following:

         Tenant has personally inspected the Second Additional Space and accepts the same "as is" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements designated as Landlord's obligations as per mutually agreed upon plans and specifications and which shall be attached hereto as Second Amended Exhibit E. Tenant has personally inspected the Leased Premises and accepts the same "AS-IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto, except Landlord shall provide an allowance for the direct costs of tenant finish improvements to the Leased Premises in an amount up to Nine Thousand Dollars ($9,000.00) (the "Allowance") to be used by Tenant prior to the Commencement Date. The Allowance shall be used exclusively to construct and pay for the tenant finish improvements set forth in Exhibit B (the "TFI"), that are directly related to the construction of the Leased Premises. Tenant shall reimburse Landlord for any cost or expense attributable to the tenant finish improvements which exceed the Allowance no later than thirty (30) days after receipt of an invoice from Landlord for such costs or expenses. Any Allowance not used by Tenant prior to the Commencement Date shall be forfeited by Tenant. Such tenant




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         finish improvement work shall be performed at Tenant's sole cost and expense and in accordance with plans and specifications prepared at Tenant's sole cost, which shall be reasonably agreed upon by both Landlord and Tenant upon prior to the commencement of the TFI. Tenant shall perform the TFI work in a good and workmanlike manner, in accordance with all applicable laws, regulations and building codes and Landlord's approvals which shall not be unreasonably withheld or delayed. The parties agree that it shall not be unreasonable for Landlord to withhold approval if, in Landlord's reasonable opinion, the proposed TFI plans and specifications do not match the existing architectural design and style of the Building or the proposed materials are not of equal or greater quality than existing Building standard. Landlord shall have the right to approve Tenant's contractor and all subcontractors performing such work, taking into consideration the quality of work and timeliness of performance. Tenant shall pay Landlord a fee for its supervision of the project, including review and approval of space plans and construction documents, equal to three percent (3%) of the total project cost. Within two business days of Tenant's receipt thereof, Tenant shall forward all invoices for TFI from contractors and subcontractors for the TFI to Landlord for payment from the Allowance and Landlord shall promptly process such invoices for payment until the amount of the Allowance is exhausted. Thereafter the payment of such bills and charges shall be Tenant's sole liability. The Tenant shall provide Landlord with copies of as-built plans and specifications upon completion of the TFI. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien. Tenant agrees that all work on the initial and any subsequent tenant finish improvements shall be performed by Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord ("Duke") which shall receive a construction management fee as Landlord's construction manager or general contractor.

         4. Amendment of Exhibit G. Tenant's Right to Early Termination. Tenant's Right to Early Termination is hereby amended as follows:

         Provided Tenant is not in default, effective January 1, 2002 and every six (6) months thereafter, Tenant shall have the right to terminate this Lease by providing Landlord with six (6) months' prior written notice and as a condition of Tenant's termination, paying to Landlord as a termination fee in available bank funds, the sum of the following items (i) one month's gross rent based on monthly billing at the time notice is given; plus (ii) the unamortized portion of the leasing commissions in the amount of Thirty-six Thousand Five Hundred Eighty-four Dollars and Fifty-eight Cents ($36,584.58) paid by Landlord to United Properties Corporation in connection with the Lease; plus
         (iii) the unamortized portion of the leasing commissions in connection with the First Lease Amendment in the amount of Two Thousand Five Hundred Forty-nine Dollars and Seventy-three Cents ($2,549.73); plus
         (iv) the unamortized cost of the tenant finish improvements in the amount of Five Thousand Dollars ($5,000.00) (without consideration of any salvage value) made by Landlord pursuant to the Lease; (v) the unamortized cost of the tenant finish improvements of in the amount of Seven Thousand Two Hundred Forty-eight Dollars ($7,248.00) for the Additional Space; and (vi) the unamortized cost of the tenant finish improvements in the amount of Thirteen Thousand Three Hundred Six and 00/100 Dollars ($13,306.00) as of the Termination Date. The amortization of the total costs as set forth above will be on a straight-line basis, using an eleven percent (11%) interest rate over the initial sixty (60) month term of the Lease with respect to subparts
         (ii) and (iv) and over the balance of the Lease Term remaining with respect to subparts (iii) and (v). See Amended Exhibit H for the amortization schedule.

         5. Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

         6. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

         7. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.



                                      -2-
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         8. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                       LANDLORD:

                                       DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
                                       an Indiana limited partnership

                                       By: Duke-Weeks Realty Corporation,
                                           its general partner

                                       By: /s/ James W. Gray
                                          --------------------------------------
                                           James W. Gray
                                           Senior Vice President
                                           Minneapolis Industrial

                                       TENANT:

                                       VASCULAR SOLUTIONS, INC.,
                                       a Minnesota corporation

                                       By: /s/ Rick Buchholz
                                          --------------------------------------

                                       Printed: Rick Buchholz
                                               ---------------------------------

                                       Title: Treasurer
                                             -----------------------------------

STATE OF Minnesota      )
                        )   SS:
COUNTY OF Hennepin      )

         Before me, a Notary Public in and for said County and State, personally appeared Rick Buchholz, by me known and by me known to be the Treasurer of Vascular Solutions, Inc., a Minnesota corporation, who acknowledged the execution of the foregoing "Third Lease Amendment" on behalf of said corporation.

         WITNESS my hand and Notarial Seal this 23rd day of August, 2000.

                                       /s/ Charlene F. Cohodes
                                       -----------------------------------------
                                       Notary Public

                                       Charlene F. Cohodes
                                       -----------------------------------------
                                       (Printed Signature)


My Commission Expires: 1/31/05
                      --------------

My County of Residence: Hennepin
                       -------------





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                             THIRD AMENDED EXHIBIT F

                               Base Rent Schedule


Original Premises:

         Term                                        Monthly Base Rent
         ----                                        -----------------

         04/01/98 - 03/31/00                         $7,935.64
         04/01/00 - 03/31/03                         $8,340.26

Additional Space:

         Term                                        Monthly Base Rent
         ----                                        -----------------

         07/01/99 - 04/30/01                         $4,097.17
         05/01/01 - 03/31/03                         $4,299.01

Second Additional Space:

         Term                                        Monthly Base Rent
         ----                                        -----------------

         9/1/00 - 3/31/03                            $3,318.66